EXHIBIT 5(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application
* Transamerica Financial Life Insurance Company
Mailing Address: 4333 Edgewood Road NE, Cedar Rapids, IA 52499 (800) 525-6205
Home Office: 440 Mamaroneck Avenue Harrison, New York 10528	www.transamericaannuities.com

1. PRODUCT INFORMATION
Product: Income EliteSM
2. PRIMARY OWNER INFORMATION
Type of Owner:

❑ Individual(1)	❑ Trust (Trust Certification Form is Required)	❑ Corporate

❑ Guardianship / Conservatorship	❑ Company Qualified Plan (Profit Sharing Plan, Pension Plan)	❑ UGMA / UTMA

Complete Legal Name:

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:		Date of Birth:	Telephone:

Gender:	❑ Male ❑ Female	Marital Status: ❑ Single ❑ Married

Citizenship:	❑ U.S. Citizen

❑ Non-U.S. Citizen (Country of Citizenship: )	❑ Resident Alien	❑ Non-Resident Alien

3. JOINT OWNER INFORMATION

If no Joint Owner is listed, Transamerica Financial Life Insurance Company will issue the policy with the Owner listed in Section 2. Relationship to Owner:(1) Complete Legal Name:

Residential Address:(2)			City, State, Zip:

Mailing Address:			City, State, Zip:

SSN/TIN:		Date of Birth:	Telephone:

Gender:	❑ Male ❑ Female	Marital Status: ❑ Single ❑ Married

Citizenship:	❑ U.S. Citizen

❑ Non-U.S. Citizen (Country of Citizenship: )	❑ Resident Alien	❑ Non-Resident Alien

(1)	If Type of Owner in Section 2 is Individual; there must be an immediate familial relationship between the Primary Owner, Joint Owner (if applicable) and the Annuitant.
(2)	The Residential Address must be completed and cannot be a P.O. Box.

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12

4. ANNUITANT INFORMATION

If no Annuitant is listed, Transamerica Financial Life Insurance Company will issue the policy with the Primary Owner and Annuitant as the same.

Relationship to Owner:(1)

Complete Legal Name:

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Gender:	❑ Male ❑ Female	Marital Status: ❑ Single ❑ Married

Citizenship:	❑ U.S. Citizen

❑ Non-U.S. Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

❑ Primary	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes(3) ❑ No

Complete Legal Name:		❑ Spousal Beneficiary

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	❑ U.S. Citizen

❑ Non-U.S. Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

❑ Primary ❑ Contingent	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes(3) ❑ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	❑ U.S. Citizen

❑ Non-U.S. Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

(1)	If Type of Owner in Section 2 is Individual; there must be an immediate familial relationship between the Primary Owner, the Joint Owner (if applicable) and the Annuitant.
(2)	The Residential Address must be completed and cannot be a P.O. Box.
(3)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(4)	Submit the Trustee Certification Form if a Trust is named as Beneficiary.

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12

5. BENEFICIARY DESIGNATION (continued)

❑ Primary ❑ Contingent	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes(1) ❑ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(2)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	❑ U.S. Citizen

❑ Non-U.S. Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one):(3)

❑ Non-Qualified	❑ Traditional IRA	❑ Roth IRA	❑ SEP IRA	❑ Simple IRA	❑ BENE IRA

❑ Non-Qualified Stretch(4)	❑ Profit Sharing Plan	❑ Pension Plan	❑ Other:

Funding Options:

❑ Check/Wire Enclosed	❑ TransamericaFinancial Life Insurance Company to request release of funds	❑ InsuranceProducer/Client to request release of funds

Source of Funds:

❑ New Money / Contribution Money $ if Qualified Plan - Tax Year:

❑   Non-qualified 1035 Exchange - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the IRC Section 1035 Exchange Form is required. Submit the appropriate state replacement form(s).

❑   CD/Mutual Fund Redemption - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the Mutual Fund/CD Redemption Form is required. Submit the appropriate state replacement form(s).

❑   Direct Transfer - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s).

❑ Rollover - Anticipated Premium Amount $ If Transamerica Financial Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required.

(1)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(2)	Submit the Trustee Certification Form if a Trust is named as Beneficiary.
(3)	Prior Company approval required for all qualified plans other than individual IRAs.
(4)	Include the deceased information in the Owner Information section.

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12

7A. ELECTIONS - GUARANTEED MINIMUM DEATH BENEFITS
Only one Guaranteed Minimum Death Benefit must be selected. Your selection cannot be changed after the policy has been issued.
❑ Policy Value Death Benefit
❑ Return of Premium Guaranteed Minimum Death Benefit
7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S)
• Retirement Income MaxSM Rider - Select Investment Allocations within Section 8D.
Election - Toelect this rider, select either the Single option or the Joint option.
❑ Single
❑ Joint - To elect this rider option, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

The Retirement Income MaxSM Rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You may want to consult a tax advisor before selecting withdrawal options.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse, if younger) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount.

The Retirement Income MaxSM Rider:
• Can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.
• Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.
• Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.
8A. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds proceed to Section 8B. If any funds are to be allocated in the DCA, complete this section.
Transfer from:
❑ DCA Fixed Account	❑ TA AEGON Money Market	❑ TA AEGON U.S. Government Securities
Frequency and Number of Transfers:

There is a minimum of $500 for each DCA Transfer.
Monthly: ❑ 6 ❑ 12 ❑ 24 Other: (minimum 6 months/maximum 24 months)
Quarterly: ❑ 4 ❑ 8

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12

 8B. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one investment option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8, please complete the Optional Services Form.

I elect Asset Rebalancing: ☐ No ☐ Yes

Rebalance the variable investment options according to my allocations in Section 8 using the frequency indicated below.

☐ Monthly   ☐ Quarterly   ☐ Semi-Annually   ☐ Annually

 8C. INVESTMENT SELECTION - OTHER INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if no Living/Withdrawal Benefit Rider was elected in Section 7B.

	Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
Initial Investment for DCA	.0%
1 Year Fixed Guaranteed Period(1) (101)	.0%	.0%
TA AEGON High Yield Bond (139)	.0%	.0%	TA AEGON Money Market (829)	.0%	.0%
TA AEGON Tactical Vanguard ETF - Balanced (783)	.0%	.0%	TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%
TA AEGON Tactical Vanguard ETF - Growth (782)	.0%	.0%	TA AEGON U.S. Government Securities (828)	.0%	.0%
TA AllianceBernstein Dynamic Allocation (825)	.0%	.0%	TA Asset Allocation - Conservative (801)	.0%	.0%
TA Asset Allocation-Growth (800)	.0%	.0%	TA Asset Allocation - Moderate (802)	.0%	.0%
TA Asset Allocation - Moderate Growth (803)	.0%	.0%	TA BlackRock Global Allocation (798)	.0%	.0%
TA BlackRock Large Cap Value (235)	.0%	.0%	TA BlackRock Tactical Allocation (799)	.0%	.0%
TA Clarion Global Real Estate Securities (537)	.0%	.0%	TA Efficient Markets (Investing in Vanguard ® ETFs and Dimensional Fund Advisors Mutual Funds) (861)	.0%	.0%
TA Hanlon Balanced (777)	.0%	.0%	TA Hanlon Growth (775)	.0%	.0%
TA Hanlon Growth and Income (776)	.0%	.0%	TA Hanlon Income (778)	.0%	.0%
TA International Moderate Growth (855)	.0%	.0%	TA Janus Balanced (773)	.0%	.0%
TA JPMorgan Core Bond (839)	.0%	.0%	TA JPMorgan Enhanced Index (063)	.0%	.0%

Additional investment allocations are continued on the next page.

(1)	Premium limits may apply.

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12

 8C. INVESTMENT SELECTION - OTHER INVESTMENT ALLOCATIONS (continued)

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if no Living/Withdrawal Benefit Rider was elected in Section 7B.

	Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
TA JPMorgan Mid Cap Value (781)	.0%	.0%	TA JPMorgan Tactical Allocation (840)	.0%	.0%
TA Jennison Growth (062)	.0%	.0%	TA MFS International Equity (758)	.0%	.0%
TA Morgan Stanley Active International Allocation (055)	.0%	.0%	TA Morgan Stanley Mid-Cap Growth (482)	.0%	.0%
TA Multi-Managed Balanced (816)	.0%	.0%	TA Multi Managed Large Cap Core (054)	.0%	.0%
TA PIMCO Real Return TIPS (785)	.0%	.0%	TA PIMCO Total Return (823)	.0%	.0%
TA Systematic Small/Mid Cap Value (058)	.0%	.0%	TA T. Rowe Price Small Cap (238)	.0%	.0%
TA Third Avenue Value (076)	.0%	.0%	TA Vanguard ETF Index - Aggressive Growth (780)	.0%	.0%
TA Vanguard ETF Index - Balanced (856)	.0%	.0%	TA Vanguard ETF Index - Conservative (779)	.0%	.0%
TA Vanguard ETF Index - Growth (857)	.0%	.0%	TA WMC Diversified Growth (241)	.0%	.0%

 8D. INVESTMENT SELECTION - RETIREMENT INCOME MAXSM RIDER INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if the Retirement Income MaxSM Rider was elected in Section 7B.

	Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

Initial Investment for DCA	.0%
1 Year Fixed Guaranteed Period (1) (101)	.0%	.0%
TA AEGON Money Market (829)	.0%	.0%	TA AEGON Tactical Vanguard ETF - Balanced (783)	.0%	.0%
TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%	TA AEGON U.S. Government Securities (828)	.0%	.0%
TA Asset Allocation - Conservative (801)	.0%	.0%	TA Asset Allocation - Moderate (802)	.0%	.0%
TA JPMorgan Core Bond (839)	.0%	.0%	TA JPMorgan Tactical Allocation (840)	.0%	.0%
TA PIMCO Real Return TIPS (785)	.0%	.0%	TA PIMCO Total Return (823)	.0%	.0%
TA Vanguard ETF Index - Conservative (779)	.0%	.0%	TA Vanguard ETF Index - Balanced (856)	.0%	.0%

(1)	Premium limits may apply.

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12

 9A. OWNER ACKNOWLEDGEMENTS - DISCLOSURES

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•

This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•

Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

•	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

 9B. OWNER ACKNOWLEDGEMENTS - ELECTRONIC DOCUMENT DELIVERY

Skip to Section 10 if you are not initiating the process of Electronic Document Delivery.

By providing an email address in this section, I consent to initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, annual and semiannual reports, quarterly statements and immediate confirmations, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future.

Important Information Concerning Electronic Document Delivery:

•	There is no charge for electronic delivery, although an internet provider may charge for internet access.

•	You are confirming that you have access to a computer with internet capabilities and an active email account to receive information electronically.

•

This Electronic Document Delivery applies to all of your eligible policies through Transamerica Financial Life Insurance Company and its affiliates, including those policies accessed through its websites and those of its affiliates.

•

After subscribing to Electronic Document Delivery, Transamerica Financial Life Insurance Company will send an email to confirm the provided email address is correct. If Transamerica Financial Life Insurance Company is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Transamerica Financial Life Insurance Company will not activate the subscription for electronic delivery, in which case paper copy documents will be sent.

•	You must periodically update your email filters to help ensure that you receive email notifications sent from Transamerica Financial Life Insurance Company and its affiliates.

•	Not all contract documentation and notifications may currently be available in electronic format.

•	Paper copies of the information may be requested at any time for no charge.

•	For jointly owned policies both owners are consenting to have information sent to the email address listed below.

•	If the email address changes after the subscription process, notification must be sent to Transamerica Financial Life Insurance Company.

•	Electronic delivery will be cancelled if emails are returned undeliverable.

•	This consent will remain in effect until revoked.

Transamerica Financial Life Insurance Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 525-6205 or visit the Transamerica Financial Life Insurance Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12

 10. OWNER & REPRESENTATIVE/INSURANCE PRODUCER - REPLACEMENT INFORMATION

All questions in this section must be answered.

Completed by Owner	Completed by Representative/ Insurance Producer	Replacement Questions
❑ No ❑ Yes	❑ No ❑ Yes	Will this annuity replace or change any existing life insurance policies or annuity contracts?
If yes - Company: ________________________________________
Policy #:__________________________________________

 11. OWNER & ANNUITANT SIGNATURES

 ❑ Check here if you want to be sent a copy of “Statement of Additional Information.”

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Signed at:

City	State

Date:	Linking Number:

[GRA]	Owner(s) Signature:	X

[GRA]	Joint Owner(s) Signature:	X

[GRA]	Annuitant Signature (if not Owner):	X

VA-APP 02/12(NY)	Incomplete without all pages.	81603798 02/12

 12. REPRESENTATIVE/INSURANCE PRODUCER ACKNOWLEDGEMENTS & SIGNATURES

REMINDER - Please verify a product has been selected in Section 1.

I confirm that I have reviewed Transamerica Financial Life Insurance Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

#1: Primary Registered Representative/Licensed Insurance Producer

Print Full Name:

Representative/Insurance Producer ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split:                     % (Must be in whole percentages. Total Commission Split in Section 12 must equal 100%.)

[GRA]	Signature:	X

#2: Registered Representative/Licensed Insurance Producer

Print Full Name:

Representative/Insurance Producer ID Number:

Email Address (Optional):	Phone Number:

Commission Split:                     % (Must be in whole percentages. Total Commission Split in Section12 must equal 100%.)

[GRA]	Signature:	X

For Representative/Insurance Producer Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

☐ Option A   ☐ Option B   ☐Option C

(Once selected, program cannot be changed)

VA-APP 02/12 (NY)	Incomplete without all pages.	81603798 02/12
Page 9 of 9